UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 27, 2016

SOUND FINANCIAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35633	45-5188530
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2005 5th Avenue, Second Floor, Seattle, Washington	98121
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (206) 448-0884

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items to be Included in this Report

Item 2.02.   Results of Operations and Financial Condition

On July 28, 2016, Sound Financial Bancorp, Inc. (the “Company”) issued a press release announcing second quarter 2016 financial results and that its Board of Directors declared a cash dividend on the Company’s common stock of $0.075 per share, payable on August 26, 2016 to stockholders of record on the close of business on August 12, 2016.  A copy of the press release announcing the Company’s second quarter 2016 financial results and cash dividend is attached as Exhibits 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01.   Other Events.

On July 27, 2016, the Company announced that its Board of Directors has authorized a stock repurchase program.  Under that program, the Company may purchase up to 50,000 shares, or approximately 2% of its currently outstanding shares of common stock.  The repurchases will be made from time to time in open-market or negotiated transactions as deemed appropriate by the Company and will depend on market conditions.  The stock repurchase program will expire on July 26, 2017 unless completed sooner or otherwise extended.  A copy of the press release announcing the stock repurchase program is attached as Exhibits 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated July 28, 2016

99.2	Press Release dated July 27, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SOUND FINANCIAL BANCORP, INC.

Date:	July 28, 2016	By:	/s/ Laura Lee Stewart
Laura Lee Stewart, President and CEO